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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      PENRIL DATACOMM NETWORKS, INC.
          (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                                34-1028216
     (State or Other Jurisdiction of                 (I.R.S. Employer
     Incorporation or Organization)                Identification No.)

                       1300 Quince Orchard Boulevard
                       Gaithersburg, Maryland  20878
        (Address of Principal Executive Offices Including Zip Code)


                     1995 LONG-TERM INCENTIVE PLAN OF
                      PENRIL DATACOMM NETWORKS, INC.
                         (Full Title of the Plan)

                                                       Copy to:
               Richard D. Rose                   Richard D. Margolis
       Penril DataComm Networks, Inc.           Benesch, Friedlander,
                                               Coplan & Aronoff, P.L.L.
        1300 Quince Orchard Boulevard          2300 BP America Building
        Gaithersburg, Maryland  20878            200 Public Square
               (301) 417-0552               Cleveland, Ohio  44114-2378
                                                    (216) 363-4500

        (Name and Address Including Zip Code; and Telephone Number,
                Including Area Code, of Agent for Service)

     Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the effective date of this Registration
Statement

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

                      CALCULATION OF REGISTRATION FEE

                                         Proposed      Proposed
                                          Maximum     Maximum
                                         Offering    Aggregate     Amount of
    Title of Securities   Amount to be     Price      Offering   Registration
     to be Registered   Registered(1)   Per Share(2)    Price        Fee
   -----------------------------------  ----------   ----------   ------------
Common Stock, $.01
par value per share     1,000,000 shares variable    8,750,000      $3,017
   -----------------------------------  ----------   ----------   ------------
(1) This Registration Statement also includes an indeterminable number of shares of Common Stock which may be issued under the anti-dilution provisions of the plan.

(2) Estimated in accordance with Rule 457 under the Securities Act of 1933, solely for the purpose of calculating the registration fee, on the basis of
(a) the average price at which existing options may be exercised or (b) the average of the high and low prices of the Common Stock on May 7, 1996 as reported on the NASDAQ National Market System with respect to all other shares of Common Stock.

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                                  PART I

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

         The documents listed below are incorporated by reference in this Registration Statement; and all documents concurrently and subsequently filed by Penril DataComm Networks, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such document.

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1995, as amended, on Form 10-K/A filed with the Securities and Exchange Commission (the "SEC") on February 23, 1996 (File No. 1-7886).

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1995, as amended, on Form 10-Q/A filed with the SEC on February 23, 1996 (File No. 1-7886).

         (3) The Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1996 (File No. 1-7886).

         (5) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on November 27, 1972.

         For purposes of this Registration Statement, any statement contained in a document incorporated by or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.


Item 4.   Description of Securities.

         Not Applicable


Item 5.   Interests of Named Experts and Counsel.

         The legality of the Common Stock being registered pursuant to this Registration Statement has been passed upon by Benesch, Friedlander, Coplan & Aronoff P.L.L., outside legal counsel to the Company. Richard D. Margolis, a partner in the law firm of Benesch, Friedlander, Coplan & Aronoff P.L.L., is a director of the Company.

Item 6.   Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         The Amended and Restated Certificate of Incorporation of the Company provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware Law against all expense, liability and loss reasonably incurred by such person in connection therewith. The Amended and Restated Certificate of Incorporation provides that the right to indemnification is a contract right.

         The Company has purchased directors' and officers' liability insurance in an amount of $2,000,000, covering certain liabilities incurred by its officers and directors in connection with the performance of their duties.

Item 7.   Exemption from Registration Claimed

        Not Applicable

Item 8.   Exhibits.

        See Exhibit Index.

Item 9.   Undertakings.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration
              Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
    Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
    1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on this 31st day of May, 1996.

                                       PENRIL DATACOMM NETWORKS, INC.
                                       (Registrant)


                                       By: \s\Henry D. Epstein
                                          -------------------------------
                                          Henry D. Epstein
                                          Chairman of the Board, President
                                          and Chief Executive Officer
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                             POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry D. Epstein and Richard D. Rose, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Company in the capacities and on the dates indicated.



Dated:     May 31, 1996                \s\Henry D. Epstein
                                       -------------------------------
                                       Henry D. Epstein
                                       Chairman of the Board, President
                                       and Chief Executive Officer

Dated:     May 31, 1996               \s\Richard D. Rose
                                       --------------------------------
                                       Richard D. Rose
                                       Senior Vice President and Chief
                                       Financial Officer

Dated:     May 31, 1996               \s\Norman G. Einspruch
                                       --------------------------------
                                       Norman G. Einspruch
                                       Director

Dated:     May 31, 1996               \s\Ronald A. Howard
                                       --------------------------------
                                       Ronald A. Howard
                                       Director

Dated:     May 31, 1996               \s\John P. Lowe, Jr.
                                       --------------------------------
                                       John P. Lowe, Jr.
                                       Director

Dated:     May 31, 1996               \s\Richard D. Margolis
                                       --------------------------------
                                       Richard D. Margolis
                                       Director

Dated:     May 31, 1996               \s\Michael H. Newlin
                                       --------------------------------
                                       Michael H. Newlin
                                       Director

Dated:     May 31, 1996               \s\Howard M. Schneider
                                       --------------------------------
                                       Howard M. Schneider
                                       Director

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                                 Exhibit Index

Exhibit No.                  Exhibit Description                   Page No.


4.1        Amended and Restated Certificate of
           Incorporation of the Company (incorporated by
           reference to Exhibit 3(a)(iii) to the Company's
           Quarterly Report on Form 10-Q for the fiscal
           quarter ended April 30, 1989).                                 *

4.2        Certificate of Amendment to the Certificate of
           Incorporation of the Company (incorporated by
           reference to the Company's Registration
           Statement on Form S-3 filed April 29, 1991).                   *

4.3        By-laws of the Company (incorporated by
           reference to Exhibit 3(a)(ii) to the Company's
           Annual Report on Form 10-K for the fiscal year
           ended July 31, 1987).                                          *

4.4        1995 Long-Term Incentive Plan of Penril DataComm
           Networks, Inc.

5.1        Opinion of Benesch, Friedlander, Coplan &
           Aronoff P.L.L., outside counsel to the Company, regarding legality.

23.1 Consent of Deloitte & Touche LLP, independent public accountants.

23.2       Consent of Benesch, Friedlander, Coplan &
           Aronoff P.L.L. (contained in its opinion filed
           as Exhibit 5.1 to this Registration Statement).              N/A

24.1       Powers of Attorney (included in Part II of this
           Registration Statement).                                     N/A


*          Incorporated herein by reference as indicated.

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